UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2011

ACELRX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35068	41-2193603
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

575 Chesapeake Drive

Redwood City, CA 94063

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 216-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 29, 2011, AcelRx Pharmaceuticals, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Hercules Technology II, L.P. and Hercules Technology Growth Capital, Inc. (together, the “Lenders”) under which the Company may borrow up to $20.0 million in two tranches of $10.0 million each, represented by secured convertible term promissory notes (collectively, the “Notes”).

The Company borrowed the first tranche of $10.0 million upon closing of the transaction on June 29, 2011. The Company used a portion of the proceeds from the first tranche to repay the remaining obligations under that certain Loan and Security Agreement between the Company and Pinnacle Ventures, L.L.C., as agent and the lenders party thereto, dated September 16, 2008 (the “Pinnacle Agreement”), and expects to use the remainder of the capital to fund development activities related to ARX-01, its product candidate for treatment of post-operative pain, and for other general corporate purposes. The second tranche of up to $10.0 million can be drawn, at the Company’s option, anytime prior to December 16, 2011. The interest rate for each tranche will be calculated at a rate equal to the greater of either (i) 8.50% plus the positive difference between the prime rate as reported from time to time in The Wall Street Journal and 5.25%, and (ii) 8.50%. Payments under the Loan Agreement are interest only until June 30, 2012 (which would be extended until October 1, 2012 if the Company has initiated enrollment for its planned abdominal and comparator ARX-01 Phase 3 clinical trials on or before December 31, 2011 (the “Extension Trigger Event”)) followed by equal monthly payments of principal and interest through the scheduled maturity date on December 1, 2014 (which would be extended until March 1, 2015 if the Extension Trigger Event has occurred) (the “Loan Maturity Date”). In addition, a final payment equal to $200,000 will be due on the Loan Maturity Date, or such earlier date specified in the Loan Agreement. The Company’s obligations under the Loan Agreement are secured by a security interest in substantially all of its assets, other than its intellectual property.

If the Company prepays the loan prior to maturity, it will pay the Lenders a prepayment charge, based on a percentage of the then outstanding principal balance, equal to 3% if the prepayment occurs prior to June 29, 2012, 2% if the prepayment occurs after June 29, 2012, but prior to June 29, 2013, or 1% if the prepayment occurs after June 29, 2013.

Subject to certain conditions and limitations set forth in the Loan Agreement, the Company has the right to convert up to $3.0 million of scheduled principal installments under the Notes into freely tradeable shares of the Company’s common stock (“Common Stock”). The number of shares of Common Stock that would be issued upon conversion of the Notes would be equal to the number determined by dividing (x) the product of (A) the principal amount to be paid in shares of Common Stock and (B) 103%, by (y) $5.70 (subject to certain proportional adjustments as provided for in the Loan Agreement). In addition, pursuant to the Loan Agreement, the Lenders were granted the right, in their discretion, to participate in certain future private offerings of securities by the Company occurring on or prior to June 29, 2013 by investing up to an aggregate of $2,000,000 on the same terms, conditions and pricing afforded to others participating in such subsequent offerings.

The Loan Agreement includes customary affirmative and restrictive covenants, but does not include any financial maintenance covenants, and also includes standard events of default, including payment defaults, breaches of covenants following any applicable cure period, a material impairment in the perfection or priority of Lenders’ security interest or in the value of the collateral, and events relating to bankruptcy or insolvency. Upon the occurrence of an event of default, a default interest rate of an additional 5% may be applied to the outstanding loan balances, and the Lenders may declare all outstanding obligations immediately due and payable and take such other actions as set forth in the Loan Agreement.

In connection with the Loan Agreement, the Company issued a warrant to each Lender which together are exercisable for an aggregate of 274,508 shares of Common Stock and each carry an exercise price of $3.06 (the “Warrants”). Each Warrant may be exercised on a cashless basis. The Warrants are exercisable for a term beginning on the date of issuance and ending on the earlier to occur of seven years from the date of issuance or the consummation of certain acquisitions of the Company as set forth in the Warrants. The number of shares for which the Warrants are exercisable and the associated exercise price are subject to certain proportional adjustments as set forth in the Warrants.

In connection with the Company’s repayment of its remaining obligations under the Pinnacle Agreement, the Pinnacle Agreement was terminated on June 29, 2011.

The descriptions of the Loan Agreement and the Warrants contained herein do not purport to be complete and are qualified in their entirety by reference to the complete text of the Loan Agreement and the Warrants, including the exhibits thereto, copies of which are attached hereto as Exhibits 10.1, 4.4 and 4.5, respectively, and are incorporated herein by reference.

On June 30, 2011, the Company issued a press release regarding the above transactions, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

The information set forth above and referenced under Item 1.01 that relates to the Company’s repayment of obligations under and termination of the Pinnacle Agreement on June 29, 2011 is hereby incorporated by reference into this Item 1.02.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth above and referenced under Item 1.01 that relates to the Loan Agreement and the Notes is hereby incorporated by reference into this Item 2.03.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth above and referenced under Item 1.01 that relates to the issuance of the Warrants and the Notes is hereby incorporated by reference into this Item 3.02.

Neither the Company nor the Lenders engaged any investment advisors with respect to the issuance of the Warrants or the Notes, and no finders’ fees were paid to any party in connection therewith. The issuance of the Warrants and the Notes was made in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D, Rule 506 thereunder. Each Lender represented that it is an “accredited investor” as defined in Regulation D of the Act and that the securities acquired by the Lenders were being acquired for investment purposes and not with a view to the sale or distribution of any part thereof.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit Number	Description
4.4	Warrant to Purchase Stock issued to Hercules Technology II, L.P., dated as of June 29, 2011

4.5	Warrant to Purchase Stock issued to Hercules Technology Growth Capital, Inc., dated as of June 29, 2011

10.1	Loan and Security Agreement among AcelRx Pharmaceuticals, Inc., Hercules Technology II, L.P. and Hercules Technology Growth Capital, Inc., dated as of June 29, 2011

99.1	Press Release titled “AcelRx Secures $20 Million Loan Financing Agreement, Expected to Extend Its Operating Cash Runway Into 2013,” dated as of June 30, 2011

Forward-Looking Statements

Statements in this report that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, the initiation of planned ARX-01 Phase 3 clinical trials, the Company’s ability to access the second tranche funds under the Loan Agreement and the Company’s ability to convert certain principal under the Notes into shares of Common Stock. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to: the success, cost and timing of the Company’s product development activities and clinical trials; the uncertain clinical development process, including the risk that planned clinical trials may not begin on time, have an effective design, enroll a sufficient number of patients, or be initiated or completed on schedule, if at all; the Company’s ability to obtain adequate clinical supplies of the ARX-01 drug and device components; the Company’s ability to attract funding partners or collaborators with development, regulatory and commercialization expertise; the accuracy of the Company’s estimates regarding expenses, capital requirements and needs for financing; with respect to accessing the second tranche funds under the Loan Agreement, extending the interest only period thereunder and the Company’s ability to convert certain principal under the Notes into shares of Common Stock, the Company’s ability to satisfy the conditions required to effect such transactions; and other risks detailed in under “Risk Factors” and elsewhere in the Company’s Securities and Exchange Commission filings and reports, including its Annual Report on Form 10-K for the year ended December 31, 2010 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2011. The Company undertakes no duty or obligation to update any forward-looking statements contained in this report as a result of new information, future events or changes in its expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2011	ACELRX PHARMACEUTICALS, INC.

	By:	/s/ James H. Welch
James H. Welch
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
4.4	Warrant to Purchase Stock issued to Hercules Technology II, L.P., dated as of June 29, 2011

4.5	Warrant to Purchase Stock issued to Hercules Technology Growth Capital, Inc., dated as of June 29, 2011

10.1	Loan and Security Agreement among AcelRx Pharmaceuticals, Inc., Hercules Technology II, L.P. and Hercules Technology Growth Capital, Inc., dated as of June 29, 2011

99.1	Press Release titled “AcelRx Secures $20 Million Loan Financing Agreement, Expected to Extend Its Operating Cash Runway Into 2013,” dated as of June 30, 2011